SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[(Amendment No. ___)]

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Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)or ss. 240.14a-12

RECOTON CORPORATION

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RECOTON®	Recoton Corporation 2950 Lake Emma Road Lake Mary, Florida 32746

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

           You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation. It will be held on Wednesday, June 6, 2001 at 2:00 p.m. at the Heathrow Conference Center, 1200 Bridgewater Drive, Heathrow, Florida. The following items of business will be discussed and voted on at the meeting:

(1)	The election of four directors for a term of three years;

(2)	The ratification of the appointment of Deloitte & Touche LLP as independent auditors of Recoton Corporation for the fiscal year ending December 31, 2001; and

(3)	Such other business as may properly come before the Annual Meeting or any adjournments.

           Only shareholders of record at the close of business on April 23, 2001 will be entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments.

          Your vote is very important. Shareholders of record can vote in any one of the following three ways:

•	By mail -	fill in, sign and date your enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

•	By telephone -	call the toll-free telephone number on your proxy/voting instruction card.

•	Via Internet -	visit the web site on your proxy/voting instruction card to vote via the Internet.

           If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

           Any proxy may be revoked at any time prior to its exercise at the meeting.

Joseph H. Massot Senior Vice President-Administration and Human Resources and Secretary

Lake Mary, Florida
April 30, 2001

RECOTON®	Recoton Corporation 2950 Lake Emma Road Lake Mary, Florida 32746

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

June 6, 2001

VOTING INFORMATION

Purpose

           The 2001 Annual Meeting of Recoton Corporation will be held on Wednesday, June 6, 2001, for the purposes and at the time and location set forth in the attached notice of annual meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment of the meeting.

Who Can Vote

           You are entitled to vote at the Annual Meeting or any adjournment if you were a holder of record of Recoton Corporation common shares at the close of business on April 23, 2001, the record date for the Annual Meeting. Your shares can be voted only if you or a person holding your proxy is present at the meeting.

Shares Outstanding

           The only securities entitled to vote at the Annual Meeting are the Company's common shares, $.20 par value per share. On April 23, 2001, there were 11,779,765 common shares outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on page 17.

Voting of Shares

           Each share represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. You may vote in person or by proxy.

Voting by Proxy

           If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your shares by using the toll-free telephone number or the Internet voting site listed on the proxy/voting instruction card or by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. When you use the telephone system or our Internet voting site, the system verifies that you are a shareholder through the use of a unique Personal Identification Number that is assigned to you. The procedure allows you to instruct the proxies how to vote your shares and to confirm that your instructions have been properly recorded. Specific directions for using the telephone and Internet voting systems are on the proxy/voting instruction card. The Internet and telephone voting procedures are available 24 hours, 7 days a week until 11:59 p.m., Eastern Daylight Time, on June 5, 2001. Whichever of these methods you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy/voting instruction card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

           If you do not wish to have our proxies vote your shares, you may designate one or more persons to act as your proxy instead of those persons designated on the proxy card. To give another person authority, strike out the name or names appearing on the enclosed proxy card, insert the name or names of another person or persons and deliver the signed card to such person or persons. The persons designated by you must present the signed proxy card at the meeting in order for your shares to be voted.

          If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted.

Mailing Date

           This proxy statement, the accompanying form of proxy and the notice of Annual Meeting are first being sent or given to you and the other shareholders of the Company on or about May 1, 2001.

Required Votes

           Shareholders representing a majority of the common shares outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law, any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by such law or Recoton's Certificate of Incorporation with respect to a specific proposal, and the four nominees for the four directorships being voted on receiving the highest number of votes will be elected as directors.

Tabulation of Votes

           When a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum.

           In situations where the approval of a specified percentage of our outstanding shares is required for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal. None of the matters slated for consideration at this year's Annual Meeting require approval by a specified percentage of our outstanding shares.

Revocation of Proxy

           To revoke your proxy instructions, you must advise Recoton's Secretary in writing before your shares have been voted by the proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, you should revoke or amend your prior instructions in the same way you initially gave them -- that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

Annual Reports

           Securities and Exchange Commission rules require that an annual report precede or be included with proxy materials. Shareholders with multiple accounts may be receiving more than one annual report, which is costly to the Company and it may be inconvenient to these shareholders. Such shareholders who vote by mail may authorize the Company to discontinue mailing extra annual reports for selected accounts by marking the "Annual Report" box on the proxy card. If you vote by telephone or on the Internet, you will also have the opportunity to indicate that you wish to discontinue receiving extra annual reports. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call Peter Ildau at 212-644-0220.

Your vote is important. Please sign, date and return your proxy card or vote by phone or Internet so that a quorum may be represented at the meeting.

PROPOSAL I
ELECTION OF DIRECTORS

           The directors of the Company (of which there are currently 11 and of which there will be 12 if all nominees are elected at the Annual Meeting) are divided into substantially equal classes having staggered terms of three years. At the Annual Meeting, four directors will be elected, each for a three-year term. It is intended that the proxies named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring at the Annual Meeting in 2004 (or for substitute nominees if contingencies not currently known prevent such persons from taking office) unless the shareholders submitting proxy votes specify otherwise. The other directors will continue in office for the remainder of their terms as indicated below.

           Each of the nominees has served as a director during the fiscal year ended December 31, 2000 except for Arnold Kezsbom, the Company's Senior Vice President-Finance, Treasurer and Chief Financial Officer. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

           The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 2004. If any nominee should be unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee which are represented by proxies will be voted for a substitute nominee designated by the Board or, alternatively, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unable to serve at the time of the Annual Meeting.

Name and Position With the Company	Business Experience, Directorships and Age Nominees for Terms Expiring in 2004

Irwin S. Friedman, Director	Mr. Friedman, 67, has been a director of Recoton since 1982. He has been President, Chief Executive Officer and the principal shareholder of I. Friedman Equities, Inc., a corporate financial consulting firm, for more than five years. He has also been a director of The Kushner-Locke Company, a California-based publicly traded media company, since 1998.

Joseph M. Idy, Director	Mr. Idy, 60, has been a director of Recoton since 1990. He has been Senior Vice President of UBS PaineWebber Inc. since 1989.

Arnold Kezsbom, Senior Vice President-Finance, Treasurer and Chief Financial Officer	Mr. Kezsbom, 48, has been nominated as a director for the term commencing at the Annual Meeting. Mr. Kezsbom has served as Senior Vice President-Finance, as Treasurer and as Chief Financial Officer since 1999. He previously served as Vice President-Financial Planning from 1995 until 1999.

Joseph H. Massot, Senior Vice President- Administration and Human Resources Secretary and Director	Mr. Massot, 56, has been a director of Recoton since 1985. He has served as President-Administration and and Human Resources, since 1999 and as Secretary since 1999. He previously served as Principal Accounting Officer, Vice President and Treasurer from 1989 until 1999.

Directors Whose Terms Expire in 2003

Jerry Kalov, Director	Mr. Kalov, 65, has been a director of Recoton since 1999. He was the President of Cobra Electronics Corporation, a public consumer electronics company from 1985 until his retirement in 1998 and served as a director until December 1999. He has also been a senior partner in a venture capital and management consulting firm, the President of Harman International Industries and its subsidiary JBL Incorporated and the President of Jensen International. Mr. Kalov is a member of the Executive Board of the Consumer Electronics Association and the Board of Governors of the Electronics Industries Association and a trustee of the Electronic Industries Foundation. He is a director of Wells-Gardner Electronics Corporation, a public corporation primarily supplying monitors and related items to the gaming and amusement industry.

Ann R. Leven, Director	Ms. Leven, 60, has been a director of Recoton since 1999. She is a director of Delaware Investments Family of Funds and a Governor of The Investment Company Institute. She was the Treasurer and Chief Fiscal Officer of the National Gallery of Art from 1994 to 1999. She has also been Treasurer and Chief Fiscal Officer of the Smithsonian Institution, Treasurer of The Metropolitan Museum of Art, Vice President and Senior Corporate Planning Officer of The Chase Manhattan Bank and Adjunct Professor at Columbia University Graduate School of Business.

Ronald E. McPherson, Director	Mr. McPherson, 72, has been a director of Recoton since 1969. He was Secretary of Recoton from 1964 and a Vice President from 1978, until his retirement in 1989.

Peter Wish, Executive Vice President-Administration, Recoton Accessories Division and Director	Mr. Wish, 65, has been a director of Recoton since 1969. He has served as Executive Vice President-Administration of the Recoton Accessories Division since 1999 (and in the same position in Recoton before such division was established from 1992 until 1999).

Directors Whose Terms Expire in 2002

Robert L. Borchardt, Chairman, President, Chief Executive Officer and Director	Mr. Borchardt, 63, has been a director of Recoton since 1964. He has served as President since 1976, as Chief Executive Officer since 1996 and as Chairman since 1998. He previously served as Co-Chairman from 1992 until 1998 and Co-Chief Executive Officer from 1992 until 1996. He is past Chairman and currently on the Executive Board of the Consumer Electronics Association, a division of the Electronic Industries Alliance, is Vice Chairman and on the Executive Board of Governors of the Electronic Industries Alliance and is a trustee of the Electronics Industries Foundation. He may be deemed to be a control person of Recoton.

George Calvi, Director	Mr. Calvi, 50, has been a director of Recoton since 1984. He served as Vice President from 1978 until 1988, Senior Vice President-Sales and Marketing from 1988 until 1992 and Executive Vice President-Sales and Marketing of the Company from 1992 until 1996.

Paul E. Feffer, Director	Mr. Feffer, 79, has been a director of Recoton since 1996. He has been Chairman of Feffer Consulting Co., Inc., an international media consulting firm, since 1991.

Stuart Mont, Executive Vice President, Chief Operating Officer and Director	Mr. Mont, 60, has been a director of Recoton since 1975. He has served as Executive Vice President since 2000 and as Chief Operating Officer since 1993. He previously served as Executive Vice President-Operations from 1992 until 2000, Chief Financial Officer from 1992 until 1999 and Secretary from 1989 until 1999.

Board Committees

           The Board has a standing Audit Committee, Compensation and Option Committee and Finance Committee but does not have a nominating committee.

           Audit Committee. The Audit Committee is currently composed of Ms. Leven (Chair), Mr. Feffer and Mr. Kalov. It met eight times in 2000. The committee reviews and makes recommendations relating to the accounting controls, audit and financial statements of the Company. The committee meets with the Company's independent accountants annually to review the scope and the results of the annual audit and quarterly to review the quarterly financial results. It recommends to the Board the selection of independent accountants to be retained by the Company. It receives and considers the accountants' comments as to internal controls, competence of accounting staff, company performance and procedures performed and results obtained in connection with the audit. The Board of Directors adopted a charter for the Audit Committee in 2000. A copy of that charter is attached as an appendix to this proxy statement. Rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years. Each of the members of this committee meets the standards for independence as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

           Compensation and Option Committee. The Compensation and Option Committee is currently composed of Mr. Feffer (Chair), Mr. Idy and Ms. Leven, none of whom is an employee of the Company. It met 12 times in 2000. The committee reviews compensation issues, approves and reviews benefit programs for the executive officers, reviews and recommends stock compensation and other incentive compensation plans and approves any employment contracts with, or other contractual benefits for, executive officers. It also makes awards under, prescribes rules for and interprets the provisions of the 1998 Stock Option Plan and the Stock Bonus Plan, and prescribes rules and interprets the provisions of the 1991 Stock Option Plan and Nonqualified Stock Option Plan for options remaining under those plans.

           Finance Committee. The Finance Committee is currently composed of Mr. Kalov (Chair), Mr. Idy and Ms. Leven. It met seven times during 2000. The committee advises the Board with respect to the financing of the Company, including the review of financial transactions, mergers and acquisitions.

Compensation of Directors; Attendance

           During 2000, none of the directors who are employees of the Company received any compensation in addition to regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. During 2000, each non-employee director received an annual retainer of $12,000, a grant of options to purchase 5,000 shares of common stock exercisable for ten years at the fair market value at the date of grant and a per meeting fee of $1,500 for in-person Board meetings and $750 for Board telephonic meetings and was reimbursed for expenses, if any, incurred in attending meetings. In addition, annual fees ranging from $1,000 to $2,000 were paid to the chairs of the committees and per meeting fees were paid for attendance at committee meetings ranging from $250 to $1,000 depending on the length of the meeting and whether it was in-person or telephonic. See "Certain Relationships and Related Transactions" for transactions with directors or their affiliates for services other than as a director.

           The Board of Directors held six meetings and acted by consent once during 2000. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 2000. Directors discharge their responsibilities to the Company not only by attending Board and committee meetings but also through communications with Company management relative to matters in which their expertise and interest are appropriate.

EXECUTIVE COMPENSATION

Report of the Compensation and Option Committee on Compensation of Executive Officers of the Company*

          Compensation Philosophy

           The Company's philosophy for executive compensation has been to provide competitive levels of compensation, to reward above average overall corporate performance, to recognize individual initiative and achievement and to assist the Company in attracting and retaining qualified management. The Company has not historically determined compensation based on rigid formulas, fixed targets or weighing of specific criteria. The Company does not offer a defined benefit or defined contribution retirement plan requiring mandatory contributions by the Company. Employees may elect to participate in the Company's 401(k) plan but the Company does not match employee contributions.

          Base Salaries

           Base salary compensation for each executive officer not the subject of an employment agreement is determined by the potential impact which such executive officer has on the Company, the skills and experience required by the position and the officer's level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year to reflect an employee's greater responsibility in the Company and to keep pace with inflation. Increases for 2000 reflect both such factors.

          Incentive Compensation

           Annual incentive compensation for each executive officer not the subject of an employment agreement is based primarily on corporate earnings, and an assessment by management and the Committee of such executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial management.

           These factors were utilized in determining incentive compensation for the executive officers with respect to 2000. Such awards were made exclusively in cash.

_____________________

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          Stock Options

           The Company has periodically granted stock options in order to provide certain of its executives and other employees with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and each employee who has worked for the Company a minimum of five years. In 2000, 11 option grants were made for an aggregate of 35,200 shares, primarily to new hires, as well as annual grants to the six non-employee directors of 5,000 shares each. A round of options were granted in early 2001 to a broad range of Company employees.

          Options generally have an option price that is not less than the fair market value of the shares on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Compensation and Option Committee, subject to plan terms. The Board feels that share ownership by employees is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

          Chief Executive Officer's Compensation

           Mr. Borchardt, currently the Company's Chief Executive Officer, Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. For a more complete description of the employment agreement with Mr. Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement.

          Compliance with Internal Revenue Code Section 162(m)

           Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) generally disallows a tax deduction to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has reviewed employment arrangements to determine whether any actions with respect to this limit should be taken by the Company. No executive officer employed by a company paying United States taxes received cash (deferred or non-deferred) compensation substantially in excess of $1,000,000 in 2000; it is not anticipated that any such executive officer of the Company other than Mr. Borchardt would receive any such cash compensation in excess of this limit during 2001 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 2000 the Committee did not take any action to comply with the limit. Options granted under the Company's stock option plans qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will consider taking appropriate action if it is warranted in the future.

          Review of Employment Practices

           William M. Mercer, Incorporated was hired in 2000 to undertake a review of the Company's employment compensation practices and report to management and the Board with recommendations, if any, for change. Mercer submitted its report to the Company in late 2000 and such report was considered by the Compensation Committee and the full Board in January 2001. At that time the management of the Company was authorized to substantially implement the recommendations of Mercer commencing in 2001. The new compensation plan which the Company will be putting into place in 2001 for certain executive and managerial employees will be incentive based with both short-term and long-term components including stock options and restricted stock grants.

           The Committee believes the employment agreements for the Chief Executive Officer and certain subsidiary officers hired in connection with acquisitions currently compensate these officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review such agreements, with respect to both overall arrangements and the compensation of specific officers.

Compensation and Option Committee:

Paul E. Feffer, Chair Joseph M. Idy Ann R. Leven

Compensation Committee Interlocks and Insider Participation

           The members of the Compensation and Option Committee in 2000 were Paul E. Feffer, Joseph Idy, Ann R. Leven and Ronald McPherson, none of whom was an officer or employee of the Company or any of its subsidiaries in 2000. Mr. McPherson (a former member of the committee) was an officer and employee of the Company until 1989. No director of the Company served during 2000 as an executive officer of any public corporation whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission (SEC).

Compensation Tables

           This section of the Proxy Statement discloses fiscal 2000 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Chief Executive Officer (CEO) and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at December 31, 2000 (together, these five persons are sometimes referred to as the Named Executives).

Summary Compensation Table

          The following table contains compensation data for the Named Executives for the past three fiscal years:

                                                                             Long-Term Compensation
                                                                        ------------------------- -------
                                                                                                   Pay-
                                           Annual Compensation                   Awards            Outs
                                 -------------------------------------- ------------------------- -------

                                                               Other    Restricted   Securities    LTIP
                                                               Annual     Shares     Underlying    Pay-     All Other
  Name and Principal               Salary        Bonus      Compensation  Awards       Options     Outs   Compensation
       Position          Year       ($)1         ($)2           ($)3        ($)          (#)       ($)        ($)4
----------------------- -------- ------------ ------------ ------------- ----------- ------------ ------- --------------

Robert L. Borchardt,     2000                    $    0         --         --           --         --      $15,568
 Chairman, CEO           1999    $1,195,134           0         --         --          50,000      --       14,860
 and President           1998     1,131,185      87,697         --         --         230,975      --       19,765
                                  1,065,487
Stephen Chu5             2000                                   --         --           --         --       20,351
 President, STD          1999       424,942           06        --         --          70,000      --       20,531
 Holding Limited         1998       419,296   1,257,6256        --         --          50,000      --       20,813
                                    391,098   4,179,2916
Stuart Mont, COO and     2000       314,354      75,000         --         --           --         --       39,006
 Executive Vice          1999       293,956      85,000         --         --          30,000      --       25,091
 President               1998       276,076     110,000         --         --          30,000      --       42,644

Peter Wish, Executive    2000       245,950      60,000         --         --           --         --        6,482
 Vice                    1999       236,787      60,000         --         --          10,000      --        5,609
 President-              1998       226,437      80,000         --         --           5,000      --        7,197
 Administration
 Recoton Accessories
 Division

Arnold Kezsbom,          2000       214,999     $57,000         --         --           --         --        4,290
 Senior Vice             1999       187,005      60,000         --         --          30,000      --        4,656
 President-Finance,      1998       143,410      60,000         --         --           5,000      --        4,720
 Treasurer and Chief
 Financial Officer

_______________

1	Includes amounts allocated to the executive’s deferred compensation account for each for Mr. Borchardt of $57,642 for 2000, $58,080 for 1999 and $53,123 for 1998; and Mr. Wish of $14,646 for 2000, $15,161 for 1999 and $15,146 for 1998 (see “Employment Contracts and Changes-In-Control Arrangements” below).

2	Represents bonus awards determined for the performance year indicated, whether paid in such year or paid in the following year.

3	The column “Other Annual Compensation” includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive’s salary and bonus for the year.

4	Consists of (a) the vested portion of the Company’s contribution pursuant to the Recoton Corporation Employees’ Profit Sharing Plan for each of the named Executive Officers other than Mr. Chu (who is not a participant in such plan) of $4,000 for 2000 (estimate), $4,421 for 1999 and $4,389 for 1998, (b) premiums paid by the Company for split dollar insurance arrangements for Mr. Borchardt of $10,116 for 2000, $9,251 for 1999 and $11,866 for 1998; (c) premiums paid by the Company for life insurance over $50,000 in principal amount for the direct or indirect benefit of Mr. Borchardt of $1,452 for 2000, $1,188 for 1999 and $3,510 for 1998; for Mr. Mont of $1,404 for 2000, $774 for 1999 and $1,800 for 1998; for Mr. Wish of $2,482 for 2000, $1,188 for 1999 and $2,808 for 1998; and for Mr. Kezsbom of $290 for 2000, $236 for 1999 and $331 for 1998; (d) premiums paid by the Company for life insurance for the benefit of Stephen Chu; and (e) the value of interest assumed by the Company on loans for Mr. Mont of $33,602 for 2000, $19,896 for 1999 and $36,455 for 1998.

5	Salary data includes a housing allowance of $92,308 for 2000, $30,984 for 1999 and $124,031 for 1998.

6	Consists of payments from a bonus pool established in connection with the acquisition of STD Holding Limited in 1995. The amount of the payments from the bonus pool with respect to 1998 was settled in 1999 but was earned in 1998. The amounts with respect to 1999 and 2000 were settled in 2001; the amount shown for 1999 reflects adjustments made to the number previously reported last year to reflect losses incurred in 2000. For further information, see “Employment Contracts and Change-in-Control Arrangements – Stephen Chu Employment Agreement” below.

Option Grants in 2000

          No stock options were granted under the Company's stock option plans to the Named Executives during 2000.

Aggregated Option Exercises in 2000
and 2000 Year-End Option Values

           The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2000 and unexercised options held at year-end:

                                                                Number of Securities          Value of Unexercised
                                                               Underlying Unexercised         In-the-Money Options
                                                                 Options at 12/31/00            at 12/31/00 (S)1
                                                             ---------------------------- -----------------------------
                                  Shares          Value
                                Acquired on      Realized
           Name                 Exercise (#)       ($)1      Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------           ------------    -----------  -----------   -------------   -----------   -------------
Robert L. Borchardt               -0-                -          923,050        100,000        $574,545     $ 7,500
Stephen Chu                       -0-                -           34,000         86,000           2,625      10,500
Stuart Mont                       -0-                -           65,834         42,000          24,035       4,500
Peter Wish                        -0-                -           35,500          8,000             938         938
Arnold Kezsbom                    -0-                -            9,400         27,000           1,125        4,500

________________

1	Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price. The per share closing sale price on the Nasdaq Stock Market on December 31, 2000 was $7.625. Certain options granted from 1993 through 1998 were excluded since they were not in the money at year-end.

Employment Contracts and Change-In-Control Arrangements

           Robert L. Borchardt Employment Agreement. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, currently its Chief Executive Officer, Chairman of the Board and President, for a ten year term. The agreement is automatically renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew. Such agreement provides for a base annual salary of $850,000 which is adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($1,137,492 effective January 1, 2000) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus (Net Income Before Bonus or NIBB) (but in no event more than two percent of the corresponding NIBB for the prior year) plus five percent of the amount by which such NIBB number for the just-completed year exceeds the NIBB number for the prior year.

           The agreement requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the NIBB for each just-completed year during the contract term exceeds the NIBB for the prior year (exercisable at the fair market value as of the grant date), but in no event would Mr. Borchardt receive more options than he is entitled to under the applicable option plan (currently 250,000 options per year). The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares registered.

           The agreement is terminable by the Company only for cause (as defined in the agreement). If the Company elects not to renew the agreement at its expiration or if Mr. Borchardt terminates employment at age 65, upon a change of control or for good reason (as defined in the agreement), he has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a change of control (as defined in the agreement) during the term of employment or consultancy, the Company is obligated to pay Mr. Borchardt $2 million (subject to cost of living adjustments), he would have the right to cause the Company to purchase his shares in the Company and he would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If Mr. Borchardt has good reason, he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at his option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon Mr. Borchardt's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon Mr. Borchardt 's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

           Stephen Chu Employment Agreement. When Recoton acquired STD Holding Limited effective August 31, 1995, it entered into an employment agreement with STD Holding's Group Managing Director, Stephen Chu, for a term through December 31, 2001. The agreement may be terminated by the Company for cause or disability (as defined in the agreement), in which case no additional compensation is due. The Company may also terminate the agreement without cause provided that it pays Mr. Chu the benefits which he would have received under the agreement until August 30, 2001.

           The starting base compensation under the agreement was HK$2,390,000 per year (approximately US$308,000), which is subject to a cost-of-living adjustment as well as discretionary adjustments set by the Board of Directors. Effective May 1, 1996 the agreement was amended to include in the base compensation a housing allowance but not to increase the aggregate compensation. Mr. Chu receives customary fringe benefits made available to comparable Recoton employees. Pursuant to the terms of the stock purchase agreement for STD, Mr. Chu was entitled to receive certain bonuses out of a bonus pool established for the employees of STD and its affiliated United States marketing company, InterAct Accessories, Inc. (collectively, New STD) based on net after-tax earnings of New STD through December 31, 2000.

           Split Dollar Life Insurance. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the Joint Owners) and Mr. Borchardt, the Company agreed to maintain life insurance policies on Mr. Borchardt's life in the aggregate face amount of $2,500,000, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owners. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and the Trudi Borchardt 1994 Family Trust (the 1994 Borchardt Family Trust) and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Mr. Borchardt and his wife Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust. Effective November 6, 1998, two of the 1994 Split Dollar Life Insurance Agreements on the joint lives of Mr. and Mrs. Borchardt were amended to change the carriers and two additional Split Dollar Life Insurance Agreements were entered into pursuant to which the Company agreed to maintain additional life insurance policies on the joint lives of Mr. and Mrs. Borchardt in the face amount of $4.25 million.

           Deferred Compensation Agreements. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Mr. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Peter Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982.

           Change of Control Arrangements. Options granted under the Company's stock option plans may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision. See also the discussion above regarding Mr. Borchardt's employment agreement.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

           Set forth below is a chart and line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's common shares with the cumulative total return of the Russell 2000 Index (an index prepared by Frank Russell & Associates composed of companies listed on the New York and American Stock Exchanges and quoted on the Nasdaq Stock Market by market capitalization beginning with the company which ranks 1001 and ending with the company rank of 3000) and a peer group for the period of five fiscal years commencing on December 31, 1995 and ending on December 31, 2000. The chart and graph assume that the value of the investment in the Company's common shares and for each index was $100 on December 31, 1995 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the chart and graph are as of December 31 in each year indicated.

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          Cumulative Total Return ($)
--------------------------------- ----------- ----------- ---------- ------------ ------------
Registrant/Index         1995        1996        1997       1998        1999         2000
================================= =========== =========== ========== ============ ============
Recoton Corporation       100       79.67       72.00       95.67       48.00        40.67
--------------------------------- ----------- ----------- ---------- ------------ ------------
Russell 2000              100       116.49      142.55     138.92      168.24       163.36
--------------------------------- ----------- ----------- ---------- ------------ ------------
Peer Group                100       83.12       69.53       95.65       88.24        93.34
--------------------------------- ----------- ----------- ---------- ------------ ------------

           The common shares of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp. and Harman International Industries Inc. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Historical share price performance shown on the graph is not necessarily indicative of the future price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 2000 filing requirements were complied with. George Calvi had two previously unreported late filings for 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           For services rendered during the fiscal year ended December 31, 2000, the Company paid a total of $12,000 for financial consulting services to I. Friedman Equities, Inc. (Friedman Equities), a company of which Mr. Irwin Friedman, a director of the Company, is a principal shareholder. In January 2001, the Company entered into a revised retainer agreement with Friedman Equities pursuant to which Friedman Equities' engagement to render services as a financial advisor was extended through December 31, 2001, which term shall be automatically extended for additional one-year periods unless either party elects to not renew the agreement at least 90 days prior to the scheduled expiration date. In connection with that new agreement, Friedman Equities is paid $55,000 per year plus a success fee to be mutually agreed upon if Friedman Equities initiates successful transactions. Friedman Equities also received options under the Company's 1998 Stock Option Plan to purchase 20,000 shares at an exercise price of $10.16 per share exercisable at any time until January 15, 2011.

           Stuart Mont, the Company's Chief Operating Officer, Executive Vice President and a director, had loans aggregating at their maximum in 2000 of $552,816. The outstanding balance as of March 31, 2001 was $541,142.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL HOLDERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of the Company's common shares, its only outstanding shares of capital stock, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares, (b) each director, (c) the Named Executives and (d) all executive officers and directors as a group as of March 31, 2001. Unless otherwise indicated, each of the shareholders shown in the table below has sole voting and investment power with respect to the common shares beneficially owned.

                                           Amount and Nature of Beneficial Ownership as of March 31, 2001
                                           ---------------------------------------------------------------
                                           Current
Name (and Address for                      Beneficial      Shares Subject
5% Holders) of Beneficial Owner            Holdings         to Options (1)       Total           Percent
-------------------------------            ----------       --------------      --------         --------
Robert L. Borchardt(2)....................  1,190,859           943,050         2,133,909          16.8%
George Calvi..............................     22,508            13,100            35,608           *
Stephen Chu...............................          0            34,000            34,000           *
Paul E. Feffer............................      1,000             9,000            10,000           *
Irwin S. Friedman(3)......................     28,000            45,500            73,500           *
Joseph M. Idy.............................     10,000             9,000            19,000           *
Jerry Kalov...............................     10,000             8,000            18,000           *
Arnold Kezsbom............................          0            10,400            10,400           *
Ann R. Leven..............................        500             8,000             8,500           *
Ronald McPherson..........................     20,194             9,000            29,194           *
Joseph H. Massot..........................     30,721            22,834            53,555           *
Stuart Mont...............................     54,252            71,834           126,086           1.1%
Peter Wish................................     11,573            36,500            48,073           *
First Pacific Advisors, Inc.(4)...........  1,951,800                --         1,951,800          16.6%
Dimensional Fund Advisers, Inc.(5) .......    910,196                --           910,196           7.7%
Putnam Investments, Inc. (6) .............  1,081,500                --         1,081,500           9.2%
All Directors and Executive Officers
   as a Group (19 Persons)................  1,386,437         1,276,118         2,662,555          20.4%

____________

*	Less than 1%

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. Current Beneficial Holdings does not include securities which that person has the right to acquire. Shares Subject to Option includes shares that may be acquired currently or within 60 days after March 31, 2001 through the exercise of stock options.

(2)	Mr. Borchardt’s address is c/o Recoton Corporation, 2950 Lake Emma Road, Lake Mary, FL 32746. Includes 39,909 shares held by Mr. Borchardt’s wife. Mr. Borchardt disclaims beneficial ownership of the shares owned by his wife. Excludes (a) 122,190 shares as to which Mr. Borchardt holds an irrevocable proxy (valid until the earlier of November 2007 or two years after Micah Ansley and Diane Eberlein both cease to be Company employees) pursuant to an agreement between the Company, Mr. Borchardt, Mr. Ansley and Ms. Eberlein (such shares are to be voted consistent with the recommendation of the Board of Directors of the Company and the holders of such shares are generally free to sell such shares at any time), and (b) 30,000 shares held by a foundation of which Mr. Borchardt is a director.

(3)	Includes exercisable options for 20,000 shares granted to I. Friedman Equities, Inc., a company of which Mr. Friedman is a principal shareholder.

(4)	Based on a Schedule 13G Statement dated February 8, 2001 filed with the Commission, First Pacific Advisors, Inc. (11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064) had shared voting power with respect to 948,400 shares and shared dispositive power with respect to 1,951,800 shares and FPA Capital Fund, Inc. (11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064) had sole voting power and shared dispositive power with respect to 630,400 shares as of December 31, 2000. Based on previous filings by First Pacific Advisors, the Company believes that the 630,400 shares reported as owned by FPA Capital Fund, Inc. are also included in the 1,951,800 shares reported as owned by First Pacific Advisors, Inc. in the table.

(5)	Based on a Schedule 13G Statement dated February 2, 2001 filed with the Commission, Dimensional Fund Advisors Inc. (1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401), a registered investment advisor, is deemed to have beneficial ownership of 910,196 shares as of December 31, 2000, with sole voting and dispositive power as to all of such shares. Such shares are held in various investment companies or other investment vehicles for which Dimensional Fund Advisors serves as investment manager, no one of which to the knowledge of Dimensional Fund Advisors owns more than 5% of the class. Dimensional Fund Advisors disclaims beneficial ownership of all such shares.

(6)	Based on a Schedule 13G Statement dated February 13, 2001 filed with the Commission by Putnam Investments LLC (PI) (One Post Office Square, Boston, MA 02109) for two registered investment advisors, Putnam Investment Management LLC (PIM) and Putnam Advisory Company, LLC (PAC), PIM had beneficial ownership of 330,100 shares and PAC had beneficial ownership of 751,400 shares (PAC had shared voting power as to 364,200 shares and each of PIM and PAC had shared dispositive power as to the shares beneficially owned by it). PI disclaimed beneficial ownership of the shares owned by PIM and PAC.

PROPOSAL II
SELECTION OF AUDITORS

           Action is to be taken at the Annual Meeting to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2001.

           Representatives of Deloitte & Touche LLP, which began serving as the Company's independent auditors in 1999, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Fees Billed to the Company by Deloitte & Touche for Services During Fiscal 2000

           Audit Fees: Fees and expenses billed to the Company by Deloitte & Touche for auditing the Company's annual financial statements for the Company's 2000 fiscal year and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for the year totaled $653,175.

           Financial Information Systems Design and Implementation Fees: The Company did not engage Deloitte & Touche to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

           All Other Fees: Fees and expenses billed to the Company by Deloitte & Touche for all other non-audit services rendered to the Company, including tax related services, during the Company's 2000 fiscal year totaled $318,471.

           The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Deloitte & Touche and believes that the non-audit/review services which it has provided did not impinge on the auditor's independence.

           Shareholder ratification of the selection of Deloitte & Touche as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

           The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

REPORT OF THE AUDIT COMMITTEE *

           The Audit Committee of the Board of Directors of the Company operates under its charter, as adopted by the Board of Directors in 2000. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they are also required to review the Company's quarterly financial statements. The Audit Committee's responsibility is to monitor and oversee these processes and report its finding to the full Board. Deloitte & Touche issued an unqualified opinion on the Company's 2000 financial statements.

           As required by new standards for independence of the Company's external auditors adopted by the SEC in 2000, the committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 with management, who represented that the Company's consolidated financial statements for fiscal 2000 were prepared in accordance with generally accepted accounting principals. It has also discussed with Deloitte & Touche, the Company's independent auditors, those matters required to be reviewed pursuant to Statement On Auditing Standards No. 61 ("Communication with Audit Committees"). The Committee has received from Deloitte & Touche the disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees").

___________________

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

           Based on a review of the financial statements, discussions with management and the independent accountants and the report of the independent accountants to the committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2000 as audited by Deloitte & Touche be included in the Company's Annual Report on Form 10-K filed with the SEC and discussed the auditors' independence with them.

AUDIT COMMITTEE Ann R. Leven, Chair Paul Feffer Jerry Kalov

OTHER MATTERS TO COME BEFORE THE MEETING

           If any matter not described in this proxy statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.

EXPENSES OF SOLICITATION

           The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.

PROPOSALS BY SHAREHOLDERS

          Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 15, 2002.

MISCELLANEOUS

           Pursuant to Section 726 of the New York Business Corporation Law, the Company has obtained insurance coverage in the aggregate principal amount of $50 million from May 25, 1998 through May 24, 2001 to indemnify the Company and its officers and directors from certain liabilities. The insurance contracts, dated May 25, 1998, with Federal Insurance Company and Great American Insurance Company cost the Company approximately $170,000 in annual premiums.

           Management knows of no other business to be presented at the Annual Meeting; but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

          A COPY OF RECOTON'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to Joseph H. Massot, Secretary, Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.

By Order of the Board of Directors Joseph H. Massot Senior Vice President-Administration and Human Resources and Secretary

Lake Mary, Florida
April 30, 2001

Appendix

RECOTON CORPORATION
AUDIT COMMITTEE CHARTER

           1. Purpose. The Audit Committee is appointed by the Board of Directors of the Company (the "Board") to assist the Board in monitoring:

(a) (b) (c)	the integrity of the financial statements of the Company;

the compliance by the Company with legal and regulatory requirements; and

the independence and performance of the Company's external auditors and any internal auditors.

          2. Composition. The members of the Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three independent directors, as defined in Rule 4200 of the Nasdaq Stock Market Marketplace Rules; provided, however, that one director who is not independent and not a current employee (or an immediate family member of a current employee) may be appointed to the Audit Committee, if the Board under exceptional and limited circumstances determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders. The Board shall disclose such determination in the next annual proxy statement.

           3. Requirements for Members. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have had past employment experience in financing or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

           4. Meetings. The Audit Committee shall meet on a regular basis, but not less than quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with the chief financial officer, the chief accounting officer, any relevant internal auditors and the outside auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

           5. Responsibilities & Duties. To fulfill its responsibilities and duties, the Audit Committee shall:

(a) (b)	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Advise and confer with the Board regularly with respect to the following:

(i) (ii) (iii) (iv)	the activities of the Audit Committee;

appropriate action of the Board to ensure the independence of the outside auditor;

the Company's policies and procedures regarding compliance with applicable laws and regulations; and

the appointment of an outside auditor, who shall be ultimately accountable to the Audit Committee and the Board, as a representative of the shareholders. The Board and the Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (and to seek shareholder ratification of the selection of the outside auditor).

(c)	Review and confer with management, the outside auditor and any internal auditors (separately or together, as appropriate) on a regular basis concerning the following:

(i) (ii) (iii) (iv) (v) (vi)	the annual audited financial statements and quarterly unaudited financial statements prior to their being filed with the Securities and Exchange Commission;

major issues regarding accounting and auditing principles and practices;

the adequacy of internal controls that could significantly affect the Company's financial statements;

any analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

the Company's major financial risk exposures and the steps management has taken or proposes to take to monitor and control such exposures; and

major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditor, any internal auditors or management, including any comments raised in any management letter from the outside auditor.

(d)	Approve the fees to be paid to the outside auditor.

(e)	Receive a formal written statement from the outside auditor delineating all relationships between the auditor and the Company and actively engage in an ongoing dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

(f)	Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

(g)	Obtain from the outside auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

(h)	Obtain reports from management, the Company’s senior internal auditors and the outside auditor that the Company’s subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements.

(i)	Discuss with the outside auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(j)	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

(k)	Review with the Company’s regular outside counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

           While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations.

Appendix

RECOTON CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 6, 2001

THIS PROXY IS SOLICITED ON BEHALF OF RECOTON CORPORATION'S BOARD OF DIRECTORS

          The undersigned hereby appoints Stuart Mont and Peter M. Ildau and each of them proxies for the undersigned with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Recoton Corporation, to be held at the Heathrow Conference Center, 1200 Bridewater Drive, Heathrow, Florida, on Wednesday, June 6, 2001 at 2:00 P.M., or at any adjournment of the meeting, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment of the meeting.

          Please mark this proxy as indicted on the reserve side to vote on any item. If no directions are given, this proxy will be voted for the election of all listed nominees, in accordance with the Directors’ recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o Mellon Investor Services LLC, Proxy Processing, Church Street Station, P.O. Box 1554, New York, NY 10277-1554, so that your shares can be represented at the meeting.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

FOLD AND DETACH HERE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3, EACH OF WHICH HAS BEEN PROPOSED BY RECOTON CORPORATION.	Please mark your votes as indicated in this example	/X/

FOR	WITHHELD FOR ALL	ABSTAIN	FOR	AGAINST	ABSTAIN
PROPOSAL 1-ELECTION OF DIRECTORS	PROPOSAL 2-APPROVAL OF AUDITORS	/ /	/ /	/ /
NOMINEE: 01 IRWIN S. FRIEDMAN 02 JOSEPH M. IDY 03 ARNOLD KEZSBOM 04 JOSEPH H. MASSOT	/ /	/ /	/ /

WITHHELD FOR: (Write that nominees' name in the space below). ___________________________________________
I plan to attend the meeting

Comments/address change
Please mark this box if you have a
written comment/address change on the
reverse side

I have multiple accounts and would
like you to discontinue mailing
duplicate annual reports to me

Receipt is hereby acknowledged of the
Recoton Corporation Notice of Meeting
and Proxy Statement	/ / / / / /

Signature_____________________Signature_____________________Date____________, 2001
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

You can vote any one of three ways

VOTE BY INTERNET 24 hours a day, 7 days a week	[Drawing of a computer]	Follow the instructions at our Internet address: http://www.proxyvoting.com/RCOT

or

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or

VOTE BY MAIL - USE PROXY CARD	[drawing of an envelope]	Mark, sign and date your proxy voting card and return in the enclosed, pre-paid envelope.

NOTE: If you vote by Internet or telephone, there is no need to mail back this card.

THANK YOU FOR VOTING.